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                                                                  EXHIBIT 10.11


                 BUSINESS AND INVESTMENT CONSULTING AGREEMENT

         THIS BUSINESS AND INVESTMENT CONSULTING AGREEMENT ("Agreement") is made and entered into in duplicate effective this 15th day of October, 2001 ("Effective Date"), by and among Blade Internet Venture Inc. a Nevada corporation ("Corporation"), and Westin Capital Inc., a British Columbia corporation ("Consultant").

                                    RECITALS

         A. The Corporation is in the business of offering organizations, clubs and events online registration services through a Web portal.

         B. The Corporation desires to obtain initial funding in the principal amount of $2,000,000.00. In that regard, the Corporation desires to offer and sell in appropriate transactions exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended ("Act"), 2,666,667 units comprised of (i) one share of common stock of the Corporation and (ii) one warrant enabling the holder thereof to purchase one share of the Corporation's common stock at a purchase price of $1.50 until November 30, 2002 ("Units") for a total amount of $2,000,000.00 ("Initial Funding").

         C.       The price of each Unit shall be $.75.

         D. The Corporation desires to obtain additional funding in the principal amount of $3,000,000.00 prior to March 31, 2001 ("Second Funding").

         E. The Consultant is aware of investors, individual and institutional, who may be interested in purchasing the Units and, therefore, providing the funding desired by the Corporation.

         F. The parties required that the Corporation retain the Consultant to consult with the Corporation and assist the Corporation in obtaining financing for the Corporation, on the terms and subject to the conditions specified in this Agreement.

         G. For convenience, all dollar amounts specified in this Agreement shall be United States Dollars.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, UNDERTAKINGS AND COVENANTS SPECIFIED HEREIN, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES AGREE WITH EACH OTHER AS FOLLOWS:

         1. INCORPORATION OF RECITALS. The recitals of this Agreement, specified above, by this reference, are made a part of this Agreement as though specified completely and specifically at length in this Agreement.

         2. TERM OF AGREEMENT. The respective duties and obligations of the parties shall commence on the Effective Date and shall continue for a period of twelve (12) months or until terminated by either of the parties as specified below.

         3. CONSULTATIONS. The Consultant shall make itself available to consult with the Board of Directors, the officers and the department heads of the administrative staff of the Corporation, at


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reasonable times to (i) assist the officers of the Corporation in connection with certain delegated matters regarding the funding and capital requirements of the Corporation; (ii) introduce the Corporation to investment bankers, broker- dealers, and institutional investors; and (iii) consult with the Board of Directors of the Corporation regarding the Corporation's capitalization.

         4. INITIAL FUNDING. As part of the consulting services to be furnished by the Consultant pursuant to the provisions of this Agreement, the Consultant shall, on a best efforts basis, locate or cause to be located broker or institutional investors who shall invest $2,000,000 in the Corporation in exchange for securities which subsequent to issuance shall, for the purposes of resale, be registered with the Commission pursuant to a registration statement to be filed with the Commission pursuant to the Act.

         5. SECOND FUNDING. As part of the consulting services to be furnished by the Consultant pursuant to the provisions of this Agreement, the Consultant shall, on a best efforts basis, locate or cause to be located broker or institutional investors who shall invest an additional $3,000,000 in the Corporation in exchange for securities which, prior to issuance, shall be registered with the Commission pursuant to a registration statement to be filed with the Commission pursuant to the Act.

         6. EXEMPTION FROM REGISTRATION. The Units and their constituent securities may not , prior to issuance, be registered with the Securities and Exchange Commission ("Commission") or any state or provincial securities administrator, securities commissioner or similar agency or authority. The Units may be offered and sold in reliance upon one or more exemptions from the registration and prospectus delivery requirements of the Securities Act of 1933 ("Act"), which exemptions may be those specified by the provisions of Section 3(b) or Section 4(2) of the Act and Regulation S, or any combination thereof ("Exemptions"). The Corporation shall provide or cause to be provided to all prospective purchasers of Units and their representatives such information, documents, and instruments as the Consultant may deem appropriate to qualify for the Exemptions.

         7. COORDINATION OF PLACEMENT OF UNITS. As part of those consulting services contemplated by the provisions of this Agreement, on the basis of the representations and warranties specified in this Agreement, and on the terms and subject to the conditions specified in this Agreement, the Corporation hereby grants to the Consultant the right to co-ordinate the placement of the Units strictly in accordance with all applicable laws and the provisions of this Agreement. Subscriptions for Units shall be evidenced by the completion and execution by each purchaser of Units and acceptance by the Corporation of a subscription agreement and related documents. In connection with any offer or sale of the securities of the Corporation, including the Units, the Corporation shall comply in all respects with all statements set forth in any and all offering documents utilized in connection with the offer and sale of those securities, and the Corporation shall not make any oral or written statement inconsistent with the statements in those offering documents or make any oral or written untrue or misleading statements of a material fact or omit to state a material fact required to be stated or necessary to make any statement made not misleading concerning the offering of those securities.

         8. FIRST REGISTRATION OF CONSTITUENT SECURITIES. In connection with the Initial Funding, the Corporation shall, subsequent to issuance of the constituted securities of the Units, prepare or cause to be prepared and filed with the Commission a registration statement pursuant to the Act, pursuant to which the constituent securities of the Units shall be registered for resale ("First Registration Statement"). In that regard, as part of the services to be performed by the Consultant pursuant to the provisions of this Agreement, the Consultant shall coordinate and supervise the preparation and filing of the First Registration Statement and the preparation and submission to the Commission of responses to comments of the Commission and amendments to the First Registration Statement in


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connection with the review by the Commission of the First Registration
Statement. In that regard, the Corporation shall furnish all information requested by the Consultant or its counsel in connection with the preparation of the First Registration Statement. Any and all information provided by the Corporation to the Consultant pursuant to the provisions of this Agreement, for inclusion in any registration statement or otherwise, shall not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, considering the circumstances pursuant to which those statements are made, not misleading.

         9. SECOND REGISTRATION OF CONSTITUENT SECURITIES. In connection with the Second Funding, the Corporation shall prepare or cause to be prepared and filed with the Commission a registration statement pursuant to the Act, pursuant to which the constituent securities of the Units shall be registered for offer and sale ("Second Registration Statement") prior to issuance by the Corporation. In that regard, as part of the services to be performed by the Consultant pursuant to the provisions of this Agreement, the Consultant shall coordinate and supervise the preparation and filing of the Second Registration Statement and the preparation and submission to the Commission of responses to comments of the Commission and amendments to the Second Registration Statement in connection with the review by the Commission of the Second Registration Statement. In that regard, the Corporation shall furnish all information requested by the Consultant or its counsel in connection with the preparation of the Second Registration Statement. Any and all information provided by the Corporation to the Consultant pursuant to the provisions of this Agreement, for inclusion in any registration statement or otherwise, shall not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, considering the circumstances pursuant to which those statements are made, not misleading.

         10. POOLING OF COMMON STOCK. It is anticipated that on the closing of the Initial Funding ("Initial Funding Closing Date"), the members of the Board of Directors of the Corporation shall be Eric Freeman, David Norman, Charles Burtzloff and Frank Anderson ("Directors"). On the Initial Funding Closing Date, the Directors, and all of them, shall deliver or cause to be delivered 5,500,000 shares of the Corporation's common stock ("Directors' Shares"), to O'Neill and Company ("O'Neill") to be held by O'Neill pursuant to a pooling agreement ("O'Neill Pooling Agreement") for a period of one year after the Initial Funding Closing Date.

         11. CLOSING OF FUNDING TRANSACTIONS. The closing of the funding transactions contemplated by the provisions of this Agreement shall occur at the offices of the Corporation at such times and on such dates as agreed upon by the Corporation and the Consultant.

         12. USE OF PROCEEDS AND LEGAL FEES, ACCOUNTING FEES, FILING FEES, ETC. Any and all expenses and fees incurred for the Initial Funding, the Second Funding, the First Registration Statement and the Second Registration Statement, including, but not limited to legal fees, accounting fees, filing fees, EDGARization expenses and related costs shall be paid from the proceeds of the respective fundings. Without limiting the generality of the foregoing provisions of this Section 12, proceeds received by the Corporation from the Initial Funding shall be used to:

         (i) repay the Consultant the principal amount of $214,000.00 which was lent by the Consultant to the Corporation and any and all accrued and unpaid interest on that principal amount, and


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         (ii)     repay the Consultant the principal amount of $60,000 which was lent by the Consultant to the Corporation and any and all accrued and unpaid interest on that principal amount.

The Consultant acknowledges that it has received payment for the amounts referred to in (i) and (ii) above.

         13. MANAGEMENT POWER OF THE CONSULTANT. The business affairs of the Corporation and the operation of business of the Corporation shall be conducted by the officers, administrative staff and employees of the Corporation; provided, however it is the intention of the Corporation to grant and delegate to the Consultant, and the Corporation hereby grants and delegates to the Consultant, such power of direction, management, supervision and control of the administrative staff and other employees of the Corporation which may be necessary or appropriate to enable Consultant to perform its obligations required by the provisions of this Agreement.

         14. DISCLOSURE OF AGREEMENTS. From time to time, the Corporation may deem it advisable to enter into agreements with various persons. The Consultant shall be continually advised (whether through its designated director or otherwise) of the terms and conditions of such agreements.

         15. EMPLOYMENT AND RETENTION OF PROFESSIONALS. It is understood and agreed to by the parties to this Agreement that to maintain and promote the compliance by the Corporation with appropriate agencies and authorities, the Corporation will be required to retain and utilize the services of various accountants, attorneys and other licensed professionals (the" Professionals") at the Corporation's expense. Should the Corporation become delinquent in any of its compliance obligations, the Consultant may, in its sole and absolute discretion, engage, hire, retain, and employ in the name of, on behalf of and for the account of the Corporation, one or more Professionals to perform for the Corporation any and all appropriate services to keep the Corporation in compliance with regulatory requirements including, but not limited to regulatory filings, required to cause the Corporation to be completely compliant with any and all applicable regulatory authorities and agencies. In such instances the Professionals shall be employed, hired, engaged, and retained on such terms and subject to such conditions and for such compensation as shall be negotiated between the Consultant and any such Professional.

         16. LIMITED LIABILITY. With regard to the services to be performed by the Consultant pursuant to the provisions of this Agreement, the Consultant shall not be liable to the Corporation, or any person who may claim any right due to that person's relationship with the Corporation, for any acts or omissions in the performance of those services on the part of the Consultant or on the part of any agent or employee or of the Consultant, except when those acts or omissions of the Consultant are due to the willful misconduct of the Consultant or any such agent or employee.


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                                       5


         17. FAILURE TO ACT BY AGENT OF CONSULTANT. It is understood and agreed that any consultation given or service performed by any duly authorized agent or representative of the Consultant pursuant to the provisions of this Agreement shall constitute the direction or the performance of service by the Consultant. In the event, for any reason, any agent or representative of the Consultant is unable or unwilling to act or perform pursuant to the provisions of this Agreement, or diminish its effect, and the performance by any other agent or representative of the Consultant shall constitute full and complete performance of the obligations of the Consultant required by the provisions of this Agreement.

         18. COMPENSATION. a. As partial consideration for the services to be provided by the Consultant to the Corporation pursuant to the provision of this Agreement, on October 15, 2001 the Corporation shall pay to the Consultant the principal amount of $100,000.00, the receipt of which is hereby acknowledged by the Consultant.

         b. As additional consideration for the services to be provided by the Consultant to the Corporation pursuant to the provisions of this Agreement, on the Initial Funding Closing Date, the Corporation shall issue or cause to be issued to the Consultant, or its designee, 2,000,000 shares of the Corporation's common stock(the "Consultant Shares"). The Consultant Shares shall be registered for resale in the First Registration Statement.

         19. BULLETIN BOARD PARTICIPATION. a. The Corporation anticipates that the Corporation will become a reporting issuer pursuant to the Securities Exchange Act of 1934 and, as a result, have issued and outstanding unrestricted shares of its common stock and that the bid and asked prices of those shares of common stock will be quoted by the Over-the-Counter Bulletin Board electronic quotation service maintained by the National Association of Securities Dealers, Inc. ("Bulletin Board"). In that regard, on the Initial Funding Closing Date the Corporation will enter into a relationship with Hanover Capital Inc. ("Hanover") pursuant to which Hanover will coordinate the application process pursuant to which the Corporation will participate in the Bulletin Board. Additionally, in that regard, on the Initial Funding Closing Date, the Corporation will enter into and execute a consulting agreement with Hanover pursuant to which the Corporation shall issue or cause to be issued to Hanover on the Initial Funding Closing Date 300,000 shares of the Corporation's common stock, which shall be registered for sale in the Second Registration Statement. Additionally, pursuant to its consulting agreement with Hanover, the Corporation shall pay or cause to be paid to Hanover the principal amount of $100,000 on the Second Funding Closing Date.

         b. The Corporation shall make any and all payments necessary or appropriate to retain the services of an appropriate market maker to sponsor the Corporation for participation in the Bulletin Board and continuing sponsorship relating to participation in the Bulletin Board as determined by the Consultant and consented to by the Corporation. In that regard, the Corporation shall not withhold its consent unreasonably.

         20. DESIGNATION OF MEMBER TO BOARD OF DIRECTORS. On the Initial Funding Closing Date the Consultant shall have the right to designate one person to be appointed to the Corporation's Board of Directors provided that such designee meets minimum background requirements. Upon the designation of that person, the Corporation shall take any and all action necessary or appropriate to cause that person to be appointed to, and remain a member, of the Corporation's Board of Directors.


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                                       6


         21.      CONFIDENTIAL INFORMATION.

         a. Any and all confidential information communicated to Consultant by Client, identified as such, regarding Client and its business ("Confidential Information"), including any Confidential Information gained by Consultant or any of its agents, counsel, personnel, accountants, employees or other representatives ("Consultant's Representatives"), whether or not that Confidential Information was communicated directly or indirectly or intentionally or inadvertently, is confidential.

         b. During the term of this Agreement and at all times thereafter Consultant shall use its best efforts to prevent inadvertent disclosure to any other person of any Confidential Information. Consultant shall instruct Consultant's Representatives to keep that information confidential by using the same care and discretion Consultant's Representatives use with similar information and data designated by Consultant as confidential.

         c. The Confidential Information shall belong exclusively to, and shall be the property of Client.

         22. COPIES OF CONFIDENTIAL INFORMATION. Copies of any and all Confidential Information may not be made without the express written permission of Client. Any and all such copies shall be returned to Client with the originals of that Confidential Information.

         23. RETURN OF CONFIDENTIAL INFORMATION. Consultant shall return to Client, promptly at request of Client, any and all Confidential Information which Client shall have provided to Consultant.

         24.      OWNERSHIP OF BOOKS, RECORDS, AND PAPERS.

         a. All records of the accounts of customers, debtors, service providers, suppliers, distributors, clients, and any other records and books relating in any manner whatsoever to the conduct of Client's business during the term of this Agreement, whether prepared by Consultant or otherwise coming into Consultant's possession, shall be the exclusive property of Client.

         b. All such books and records shall be returned immediately to Client by Consultant on any termination of this Agreement.

         25. REGISTRATION STATUS OF CONSULTANT. The Consultant is not engaged in the business of effecting transactions in securities for the accounts of others. Neither the Consultant nor any of its officers, directors, shareholders or employees is registered with any agency as a broker-dealer, investment advisor or investment manager, and, as a result, is precluded by law from providing to the Corporation services which would be considered to be those of a broker-dealer, investment advisor or investment manager in connection with the placement, offer or sale of securities of the Corporation. The Consultant shall not offer, offer to sell, offer for sale, sell, or induce or attempt to induce the purchase or sale of any Units or interests in the Corporation or other securities. None of the services to be provided by the Consultant pursuant to the provisions of this Agreement are intended to be or shall be construed as offering or selling securities, or providing investment, legal or tax advice. The Corporation makes no guarantees or warrantees to the Corporation regarding the results of the Consultant's services contemplated by the provisions of this Agreement, or that those services will, in fact, result in any particular benefit to the Corporation.


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                                       7


         26. SERVICES OF CONSULTANT NOT EXCLUSIVE. The Consultant may represent, perform services for, and be employed by, any additional persons as the Consultant, in the Consultant's sole and absolute discretion, determines to be necessary or appropriate.

         27. EMPLOYMENT OF ASSISTANTS. If it is necessary for the Consultant to have the aid of assistants or the services of other person, in order to perform the duties and obligations required of the Consultant pursuant to this Agreement, the Consultant may from time to time, employ, engage or retain the services of such other person. Any and all costs to the Consultant for those services shall be chargeable to and paid by the Consultant.

         28. RELATIONSHIP CREATED. The Consultant is not an employee of the Corporation for any purpose whatsoever, but is an independent contractor. The Corporation is interested only in the results obtained by the Consultant, who shall have the sole and exclusive control of the manner and means of performing pursuant to this Agreement. The Corporation shall not have the right to require the Consultant to collect accounts, investigate customer or shareholder complaints, attend meetings, periodically report to the Corporation, follow prescribed itineraries, keep records of business transacted, make adjustments, conform to particular policies of the Corporation, or do anything else which would jeopardize the relationship of independent contractor between the Corporation and the Consultant. All expenses and disbursements, including, but not limited to, those for travel and maintenance, entertainment, office, clerical and general administrative expenses, that may be incurred by the Consultant in connection with this Agreement shall be borne and paid wholly and completely by the Consultant, and the Corporation shall not be in any way responsible or liable therefore.

         29. INDEMNIFICATION. Each party shall save the other party harmless from and against and shall indemnify the other party for any liability, loss, costs, expenses, or damages however caused by reason of any injury (whether to body, property, or personal or business character or reputation) sustained by any person or to any person or to property by reason of any act, neglect, default, or omission of such party or any of such party's agents, employees, or other representatives, and, such party shall pay any and all amounts to be paid or discharged in case of an action or any such liability less costs, expenses, or damages. If either party is sued in any court for damages by reason of any of the acts of the other party referred to in this paragraph, such other party shall defend said action (or cause same to be defended) at such other party's own expense and shall pay and discharge any judgment that may be rendered in any such action; if such other party fails or neglects to so defend in said action, the party sued may defend the same and any expenses, including reasonable attorneys' fees, which such party may pay or incur in defending said action and the amount of any judgment which such party may be required to pay as a result of said action shall be promptly reimbursed upon demand. The indemnification specified by the provisions of this section shall survive the termination of this Agreement.

         30. GOVERNMENTAL RULES AND REGULATIONS. The provisions of this Agreement and the relationship contemplated by the provisions of this Agreement are subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of that relationship.

         31. NOTICES. All notices, requests, demands or other communications pursuant to this Agreement shall be in writing or by telex or facsimile transmission and shall be deemed to have been duly given (i) on the date of service, if delivered in person or by telex or facsimile transmission (with the telex or facsimile confirmation of transmission receipt serving as confirmation of service when sent and provided telexed or telecopied notices are also mailed by first class, certified or registered mail, postage prepaid); or (ii) 48 hours after mailing by first class, registered or certified mail, postage prepaid, and properly addressed as follows:


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                                       8


         If to the Corporation:     Blade Internet Ventures, Inc.
                                    2770-555 West Hastings Street
                                    Vancouver, British Columbia, V6B 4N4
                                    Facsimile: 604.638.7741

         If to the Consultant:      Westin Capital, Inc.
                                    1450-409 Granville Street
                                    Vancouver, British Columbia V6C 1T2
                                    Facsimile Machine: 604.688.7121

or at such other address as the party affected may designate in a written notice to such other party in compliance with this section.

         32. ENTIRE AGREEMENT. This Agreement is the final written expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties and covenants between the parties with respect to the subject matter of this Agreement, and this Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings and discussions by and between and among the parties, their respective representatives, and any other person, with respect to the subject matter specified in this Agreement. This Agreement may be amended only by an instrument in writing which expressly refers to this Agreement and specifically states that such instrument is intended to amend this Agreement and is signed by each of the parties.

         33. NUMBER AND GENDER. Whenever the singular number is used in this Agreement, and when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders, and vice versa; and the word "person" shall include corporation, firm, trust, estate, joint venture, governmental agency, sole proprietorship, political subdivision, company, congregation, organization, fraternal order, club, league, society, municipality, association, joint stock company, partnership or other form of entity.

         34. EXECUTION IN COUNTERPARTS. This Agreement may be prepared in multiple copies and forwarded to each of the parties for execution. All of the signatures of the parties may be affixed to one copy or to separate copies of this Agreement and when all such copies are received and signed by all the parties, those copies shall constitute one agreement which is not otherwise separable or divisible.

         35. REIMBURSEMENT OF EXPENSES. The Corporation shall promptly reimburse the Consultant for all agreed upon business expenses incurred by the Consultant in connection with the obligations of the Consultant specified by the provisions of this Agreement; provided, however, that the Consultant furnishes to the Corporation adequate records and other documentary evidence substantiating each such expenditure.

         36. ASSIGNABILITY. Neither party shall sell, assign, transfer, convey or encumber this Agreement or any right or interest in this Agreement or pursuant to this Agreement, or suffer or permit any such sale, assignment, transfer or encumbrance to occur by operation of law without the prior written consent of the other party. In the event of any sale, assignment, transfer or encumbrance consented to by such other party, the transferee or such transferee's legal representative shall agree with such other party in writing to assume personally, perform and be obligated by, the covenants, obligations, warranties, representations, terms, conditions and provisions specified in this Agreement.

         37. SEVERABILITY. In the event any part of this Agreement or the subject matter of this Agreement, for any reason, is determined by a court of competent jurisdiction to be invalid, such


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                                       9


determination shall not affect the validity of any remaining portion or subject matter of this Agreement, which remaining portion or subject matter shall remain in full force and effect as if this Agreement had been executed with the invalid portion or subject matter thereof eliminated. It is hereby declared the intention of the parties that they would have executed the remaining portion or subject matter of this Agreement without including any such part, parts, portion or subject matter which, for any reasons, may be hereafter determined to be invalid.ct matter which, for any reasons, may be hereafter determined to be invalid.

         38. RECOVERY OF ENFORCEMENT COSTS. In the event any party shall institute any action or proceeding to enforce any provision of this Agreement to seek relief from any violation of this Agreement, or to otherwise obtain any judgment or order relating to or resulting from the subject matter of this Agreement, each prevailing party shall be entitled to receive from each losing party such prevailing party's actual attorneys' fees and costs incurred to prosecute or defend such action or proceeding.

         39. CAPTIONS AND INTERPRETATIONS. Captions of the sections of this Agreement are for convenience and reference only, and the works specified therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Agreement. The language in all parts to this Agreement, in all cases, shall be construed in accordance with the fair meaning of that language as if prepared by all parties and not strictly for or against any party. Each party and counsel for such party have reviewed this Agreement. The rule of construction which requires a court to resolve any ambiguities against the drafting party shall not apply in interpreting the provisions of this Agreement.

         40. MODIFICATION. No modification, supplement or amendment of this Agreement or of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by both parties.

         41. FURTHER ASSURANCES. The parties shall from time to time sign and deliver any further instruments and take any further actions as may be necessary to effectuate the intent and purposes of this Agreement.

         42. SUCCESSORS AND ASSIGNS. This Agreement and each of its provisions shall obligate the heirs, executors, administrators, successors, and assigns of each of the parties. Nothing specified in this section, however, shall be a consent to the assignment or delegation by any party of such party's respective rights and obligations created by the provisions of this Agreement.

         43. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by each party to this Agreement shall be deemed made for the purpose of inducing the other party to enter into and execute this Agreement. The representations and warranties specified in this Agreement shall survive the termination of this Agreement and shall survive any investigation by either party whether before or after the execution of this Agreement.

         44. CONCURRENT REMEDIES. No right or remedy specified in this Agreement conferred on or reserved to the parties is exclusive of any other right or remedy specified in this Agreement or by law or equity provided or permitted; but each such right and remedy shall be cumulative of, and in addition to, every other right and remedy specified in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time. The termination of this Agreement for any reason whatsoever shall not prejudice any


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                                      10


right or remedy which any party may have, either at law, in equity, or pursuant to the provisions of this Agreement.

         45. GOVERNING LAW. This Agreement shall be deemed to have been entered into in the City of Vancouver, Province of British Columbia, and all questions concerning the validity, interpretation, or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties shall be governed by, and resolved in accordance with, the laws of the Province of British Columbia, without regard to conflicts of law principles. Any and all actions or proceedings, at law or in equity, to enforce or interpret the provisions of this Agreement shall be litigated in courts having situs within the City of Vancouver, Province of British Columbia. No claim, demand, action, proceeding, litigation, hearing, motion or lawsuit resulting from or with respect to this Agreement shall be commenced or prosecuted in any jurisdiction other than the Province of British Columbia, and any judgment, determination, finding or conclusion reached or rendered in any other jurisdiction shall be null and void. Each party hereby consents expressly to the jurisdiction of any court located within the Province of British Columbia and consents that any service of process in such action or proceeding may be made by personal service upon such party wherever such party may be then located, or by certified or registered mail directed to such party at such party's last known address.

         46. FORCE MAJEURE. If any party is rendered unable, completely or partially, by the occurrence of an event of "force majeure" (hereinafter defined) to perform such party's obligations created by the provisions of this Agreement, such party shall give to the other party prompt written notice of the event of "force majeure" with reasonably complete particulars concerning such event; thereupon, the obligations of the party giving such notice, so far as those obligations are affected by the event of "force majeure," shall be suspended during, but no longer than, the continuance of the event of "force majeure." The party affected by such event of "force majeure" shall use all reasonable diligence to resolve, eliminate and terminate the event of "force majeure" as quickly as practicable. The requirement that an event of "force majeure" shall be remedied with all reasonable dispatch as hereinabove specified, shall not require the settlement of strikes, lockouts or other labor difficulties by the party involved, contrary to such party's wishes, and the resolution of any and all such difficulties shall be handled entirely within the discretion of the party concerned. The term "force majeure" as used in this Agreement shall be defined as and mean any act of God, strike, civil disturbance, lockout or other industrial disturbance, act of the public enemy, war, blockage, public riot, earthquake, tornado, hurricane, lightning, fire, public demonstration, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause or event, whether of the type enumerated specifically in this section or otherwise, which is not reasonably within the control of the party claiming such suspension.

         47. CONSENT TO AGREEMENT. By executing this Agreement, each party, for itself represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement. Each party represents, warrants and covenants that such party executes and delivers this Agreement of its own free will and with no threat, undue influence, menace, coercion or duress, whether economic or physical. Moreover, each party represents, warrants, and covenants that such party executes this Agreement acting on such party's own independent judgment and upon the advice of such party's counsel.

         IN WITNESS WHEREOF the parties have executed this Business and Investment Consulting Agreement in duplicate and in multiple counterparts, each of which shall have the force and effect of an original, effective as of the date specified in the preamble of this Agreement.


CORPORATION:                                 CONSULTANT:
Blade Internet Ventures Inc.                 Westin Capital Inc.,
a Nevada Corporation                         a British Columbia Corporation


By:                                          By:
   -------------------------------              -------------------------------
Its:  President


By:
   -------------------------------
Its: Secretary